Exhibit 3.21

AFFIDAVIT AS TO MERGER INTO KATIN, DOSORETZ
RADIATION THERAPY ASSOCIATES, INC. WITH THE
CHANGE OF NAME TO 21ST CENTURY ONCOLOGY, INC.

STATE OF FLORIDA
COUNTY OF LEE

I HEREBY CERTIFY that on this day, before me, an officer duly authorized in the State aforesaid and in the County aforesaid, to take acknowledgements, personally appeared MORRIS B. FOX, to me well known, who being by me first duly sworn, deposes and says as follows:

1.                                       That I, Morris B. Fox, of 4020 Del Prado Boulevard, Cape Coral, Lee County, Florida, hereby represent the following facts:

A.                                   I am the Assistant Secretary of 21st Century Oncology, Inc., as well as one of the attorneys for the corporation.

B.                                     Katin, Dosoretz Radiation Therapy Associates, Inc. was the surviving corporation for the merger of all corporations listed in the Plan for Merger and Articles of Merger filed with the Florida Department of State on July 31,1997, Document No. H36131. A copy of the Articles of Merger and copy of the Plan for Merger are attached hereto and made a part of this Affidavit.

C.                                     The name Katin, Dosoretz Radiation Therapy Associates, Inc., was changed in this merger to 21st Century Oncology, Inc. See Articles of Merger and Plan for Merger attached hereto and made a part of this Affidavit.

FURTHER AFFIANT SAYETH NOT.

Witnesses:	/s/ Morris B. Fox
MORRIS B. FOX, Assistant Secretary
/s/ [ILLEGIBLE]	21st Century Oncology, Inc.

/s/ [ILLEGIBLE]

STATE OF FLORIDA
COUNTY OF LEE

BEFORE ME, personally appeared MORRIS B. FOX, to me personally known and known to me to be the individual described in and who executed the foregoing instrument as Assistant Secretary of the above named corporation, and severally acknowledged to and before me that he executed such instrument as such Assistant Secretary of said Corporation; and that said instrument is the free act and deed of said corporation.

WITNESS my hand and official seal, this 25 day of August, 1997.

My commission expires:	/s/ [ILLEGIBLE]
Notary Public
(SEAL)	(Print name)	MARIE C. MATCHOK

Prepared by: Fox and Ellis
4020 Del Prado Boulevard
Cape Coral, FL 33904	[SEAL]

ENCLOSURE 3

FILED 97 JUL 31 PH 4: 00 SECRETARY OF STATE TALLAHASSEE, FLORIDA

ARTICLES OF MERGER

OF

BOCA RATON RADIATION THERAPY REGIONAL CENTER, INC.
CENTRAL RADIATION THERAPY INSTITUTE, INC.
CHARLOTTE, COUNTY RADIATION THERAPY REGIONAL CENTER, INC.
COLLIER RADIATION THERAPY REGIONAL CENTER, INC.

CORAL SPRINGS RADIATION THERAPY REGIONAL CENTER, INC.
ENGLEWOOD RADIATION THERAPY REGIONAL CENTER, INC.
HOLLYWOOD RADIATION ASSOCIATES, INC.
J.S.P. RADIATION THERAPY, INC.
M.L.F. RADIATION THERAPY, INC.
MEDICAL CENTER RADIATION THERAPY REGIONAL CENTER, INC.

P. T. RADIATION THERAPY, INC.

PALM BEACH RADIATION THERAPY REGIONAL CENTER, INC.

PALMETTO RADIATION THERAPY ASSOCIATES, INC.

S.M.A. RADIATION THERAPY, INC.
SARASOTA RADIATION THERAPY REGIONAL CENTER, INC.
SOUTHEAST FLORIDA RADIATION THERAPY REGIONAL CENTER, INC.

U.A. RADIATION THERAPY, INC.
WEST BOCA RADIATION ASSOCIATES, INC.
(hereinafter collectively referred to as the “Corporations”)

AND

KATIN, DOSORETZ RADIATION THERAPY ASSOCIATES, INC.
(hereinafter referred to as “Katin Dosoretz”)

To the Secretary of State

State of Florida

Pursuant to Section 607.1105 of the Florida Business Corporation Act, the domestic corporations herein named do hereby adopt the following Articles of Merger:

1.    Attached hereto is the Plan of Merger for merging the Corporations with and into Katin. Dosoretz as approved and adopted on July 28, 1997 by the Board of Directors of Radiation Therapy Regional Centers, Inc., the sole shareholder of the Corporations and Katin Dosoretz.

2.                                       The effective time and date of the merger herein shall be 5:00 p.m. as of July 31, 1997.

3.                                       Katin Dosoretz will continue its existence as the surviving corporation under the name 21st Century Oncology, Inc. pursuant to the provisions of the Florida Business Corporation Act.

4.                                       Shareholder approval was not required for this merger, pursuant to Section 607.1104 of the Florida Business Corporation Act, as Radiation Therapy Regional Centers, Inc. is the sole shareholder of the Corporations and Katin Dosoretz.

Dated: July 28, 1997.

KATIN, DOSORETZ RADIATION THERAPY ASSOCIATES, INC.

By:	/s/ Daniel E. Dosoretz
Name:	Daniel E. Dosoretz, M.D.
Title:	President

P .T. RADIATION THERAPY, INC.

BOCA RATON RADIATION THERAPY REGIONAL CENTER, INC.

CENTRAL RADIATION THERAPY INSTITUTE, INC.

CHARLOTTE COUNTY RADIATION THERAPY REGIONAL CENTER, INC.

COLLIER RADIATION THERAPY REGIONAL CENTER, INC.

CORAL SPRINGS RADIATION THERAPY REGIONAL CENTER, INC.

ENGLEWOOD RADIATION THERAPY REGIONAL CENTER, INC.

HOLLYWOOD RADIATION ASSOCIATES, INC.

J.S.P. RADIATION THERAPY, INC.

M.L.F. RADIATION THERAPY, INC.

MEDICAL CENTER RADIATION THERAPY REGIONAL CENTER, INC.

PALMETTO RADIATION THERAPY ASSOCIATES, INC.

S.M.A. RADIATION THERAPY, INC.

SARASOTA RADIATION THERAPY REGIONAL CENTER, INC.

SOUTHEAST FLORIDA RADIATION THERAPY REGIONAL CENTER, INC.

U.A. RADIATION THERAPY, INC.

WEST BOCA RADIATION ASSOCIATES, INC.

PALM BEACH RADIATION THERAPY REGIONAL CENTER, INC.

By:	/s/ Daniel E. Dosoretz
Name:	Daniel E. Dosoretz, M.D.
Title:	President (of all of the Corporations)

2

FOX AND ELLIS Attorneys at Law

Morris B. Fox Stephen D. Ellis	4020 Del Prado Blvd. S. Suite A-1 Cape Coral, FL 33904
	Phone	(941) 542-1412
	FAX	(941) 542-6436

September 12, 1997

Clerk of Broward County Court
Recording Department
2600 Southwest 4th Avenue
Fort Lauderdale,FL 33315

Dear Sir:

Re:       21st Century Oncology merger

Enclosed please find original Affidavit of Merger, with copy of Articles of Merger and Plan for Merger attached, and our check for $28.50.

Please file the same and return to us as soon as possible. Thank you.

A self-addressed stamped envelope is enclosed for your convenience.

Very truly yours,

/s/ Morris B. Fox
MORRIS B. FOX
MBF:MO
Enc.

AFFIDAVIT AS TO MERGER INTO KATIN, DOSORETZ
RADIATION THERAPY ASSOCIATES, INC. WITH THE
CHANGE OF NAME TO 21ST CENTURY ONCOLOGY, INC.

STATE OF FLORIDA
COUNTY OF LEE

I HEREBY CERTIFY that on this day, before me, an officer duly authorized in the State aforesaid and in the County aforesaid, to take acknowledgements, personally appeared MORRIS B. FOX, to me well known, who being by me first duly sworn, deposes and says as follows:

1.                                       That I, Morris B. Fox, of 4020 Del Prado Boulevard, Cape Coral, Lee County, Florida, hereby represent the following facts:

A.                                   I am the Assistant Secretary of 21st Century Oncology, Inc., as well as one of the attorneys for the corporation.

B.                                That Boca Raton Radiation Therapy Regional Center, Inc. was merged into Katin, Dosoretz Radiation Therapy Associates, Inc., and the name of Katin, Dosoretz Radiation Therapy Associates, Inc. was changed to 21st Century Oncology, Inc., pursuant to Plan of Merger and Articles of Merger filed with the Florida Department of State on July 31, 1997, Document No. H36131; copy of the Plan of Merger and Articles of Merger are attached hereto and made a part of this Affidavit.

FURTHER AFFIANT SAYETH NOT.

Witnesses:	/s/ Morris B. Fox
MORRIS B. FOX, Assistant Secretary
/s/ [ILLEGIBLE]	21st Century Oncology, Inc.

/s/ [ILLEGIBLE]

STATE OF FLORIDA
COUNTY OF LEE

BEFORE ME, personally appeared MORRIS B. FOX, to me personally known and known to me to be the individual described in and who executed the foregoing instrument as Assistant Secretary of the above named corporation, and severally acknowledged to and before me that he executed such instrument as such Assistant Secretary of said Corporation; and that said instrument is the free act and deed of said corporation.

WITNESS my hand and official seal, this 25 day of August, 1997.

My commission expires	/s/ [ILLEGIBLE]
Notary Public
(SEAL)	(Print name)	MARIE C. MATCHOK

Prepared by: Fox and Ellis
4020 Del Prado Boulevard
Cape Coral, FL 33904	[SEAL]

ENCLOSURE 2

TRANSFER AGREEMENT

This Transfer Agreement (the “Agreement”) is made and entered into as of the 31st day of July, 1997, by and among Radiation Therapy Regional Centers, Inc., a Florida corporation (the “Holding Company”), Daniel E. Dosoretz, M.D. (“Dosoretz”), Michael J. Katin, M.D. (“Katin”), Peter H. Blitzer, M.D. (“Blitzer”), James H. Rubenstein, M.D. (“Rubenstein”), Howard M. Sheridan, M.D. (“Sheridan”) and Graciela R. Garton, M.D. (“Garton”) (Dosoretz, Katin, Blitzer, Rubenstein, Sheridan and Garton are hereinafter collectively referred to as the “Shareholders” and individually as a “Shareholder”).

WHEREAS, the Shareholders currently own all of the outstanding shares of stock of the Holding Company;

WHEREAS, the Shareholders are, collectively, the owners of all of the outstanding shares of stock (the “Shares”) of the Florida corporations listed in Exhibits A and B, attached hereto and incorporated herein (the “Corporations”) and all of the interests (the “Interests”) in the Florida general partnerships listed in Exhibit C, attached hereto and incorporated herein (the “Partnerships”), and each Shareholder individually owns the Shares and Interests as specified in Exhibit D, attached hereto and incorporated herein;

WHEREAS, the Shareholders desire to acquire additional shares of the Holding Company by exchanging the Shares and the Interests for shares of the Holding Company;

WHEREAS, the Holding Company desires to acquire all of the Shares, by exchanging shares of the Holding Company for the Shares, with the result being that all of the Corporations will be wholly owned subsidiaries of the Holding Company;

WHEREAS, the Holding Company desires to acquire all of the assets of the Partnerships, by exchanging shares of the Holding Company for the Interests, with the result being that the Partnerships shall cease to be partnerships as defined by Section 620.585 of the Florida Statutes and any and all assets of the Partnerships shall belong to the Holding Company;

WHEREAS, the Holding Company desires to acquire all of the assets of RTA Limited Partnership (“RTA”), a Florida limited partnership, in which certain of the Shareholders are the limited partners, and in which J.S.P. Radiation Therapy, Inc., M.L.F. Radiation Therapy, Inc., P.T. Radiation Therapy, Inc., S.M.A. Radiation Therapy, Inc., U.A. Radiation Therapy, Inc. (collectively, the “RTA Corporations”), are the general partners, by exchanging the shares of the Holding Company for the Shareholders’ interests in RTA, and by exchanging shares of the Holding Company for the shares of the RTA Corporations, and by merging the Corporations, including the RTA Corporations, pursuant to the Plan of Reorganization described herein, with the result that RTA shall cease to be a partnership as defined by Section 620.585 of the Florida Statutes and any and all assets of RTA shall belong to the Holding Company and the RTA Corporations will be wholly owned subsidiaries of the Holding Company; and

WHEREAS, the Shareholders and the Holding Company desire to merge the Corporations listed in Exhibit A (the “Merging Corporations”) into a single entity (the “Subsidiary”), pursuant to the Plan of Reorganization described herein, such entity to be a wholly owned subsidiary of the Holding Company; and

WHEREAS, the Shareholders and the Holding Company desire to contribute all of the assets previously owned by the Partnerships and RTA to the Subsidiary as a contribution to capital;

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.                                       Transfer. Each of the Shareholders hereby transfers, conveys and assigns all right, title and interest in and to the Shares and Interests owned by such Shareholders to the Holding Company in exchange for such additional common shares of the Holding Company as set forth below:

Dosoretz	1,897,950
Katin	1,683,150
Blitzer	1,616,830
Rubenstein	1,491,070
Sheridan	1,264,990
Garton	45,710

The Shareholders acknowledge and agree that the good faith determination of the Board of Directors of the Holding Company as to the number of shares to be issued to the Shareholders in accordance with the terms of this Agreement shall be binding on the Shareholders. Each Shareholder, concurrent with the execution of this Agreement, shall execute and deliver any and all necessary and appropriate documents and instruments, including but not limited to stock powers duly executed in blank, share certificates duly endorsed in blank, and assignments of partnership certificates duly endorsed in blank, in order to transfer his or her respective Shares and Interests to the Holding Company.

2.                                            Representations and Warranties. Each of the Shareholders represents, warrants, agrees and acknowledges, with respect only to the Shares and Interests owned by such Shareholders and the shares of Holding Company being acquired by such Shareholders, as follows:

(a)                                  Shareholder is the owner of the Shares and Interests as set forth in the recitals hereto free and clear of any encumbrances, pledges or liens, and Shareholder has good and marketable title to such Shares and Interests;

(b)                                 Shareholder has executed or endorsed in blank and delivered all stock certificates, stock powers, partnership certificates and any other instruments of conveyance necessary to transfer and assign to the Holding Company such Shares and Interests, as set forth in the recitals hereto;

(c)                                  The shares of the Holding Company have not been registered under the Securities Act of 1933 and, accordingly, may not be offered for sale, sold, or otherwise transferred except (i) upon effective registration of said shares under the Securities Act of 1933 and the applicable “blue sky” laws of any jurisdictions, or (ii) upon acceptance by the Holding Company of an opinion of counsel of recognized stature or of a no-action letter from the staff of the U.S. Securities and Exchange Commission, in form reasonably satisfactory to Taft, Stettinius & Hollister or another mutually acceptable counsel for the Holding Company, that such registration is not required for the offer or sale of the shares in the manner proposed;

(d)                                 The shares of the Holding Company are being acquired only for Shareholder’s account and not on behalf of any other person or persons;

(e)                                  The shares of the Holding Company are being acquired by Shareholder for the purpose of holding for investment and not with a view to any further distribution (within the meaning of Section 2(11) of the Securities Act of 1933) thereof;

(f)                                    Shareholder has no agreement, arrangement or understanding for transfer of any of said shares or any interest therein to any other person or persons;

(g)                                 Shareholder shall not offer for sale or sell any of said shares or any interest therein except (i) upon effective registration of said shares under the Securities Act of 1933 or (ii) upon acceptance by the Holding Company of an opinion of counsel for the purchaser in such form as is satisfactory to counsel for the Holding Company that registration is not required.

(h)                                 Shareholder (i) either has such knowledge and experience in financial and business matters, or had the advice or representation of a person having such knowledge and experience, to be able to evaluate the merits and risks of an investment in such shares of such an issuer or has been given or had access to sufficient information regarding the Holding Company to evaluate the investments in the Holding Company’s shares being acquired, and (ii) is able to bear the economic risk of the investment in the Holding Company’s shares and to hold the same for purposes of investment;

(i)                                     Shareholder is aware that no market may exist for the resale of said shares;

(j)                                     Shareholder is aware of any and all restrictions imposed by the Holding Company on the distribution of said shares, including, but not limited to, any restrictive legends appearing on the certificate;

(k)                                  Shareholder has received full access to all books and records of the Holding Company; has had an opportunity to ask questions and receive answers from a person or persons acting on behalf of Holding Company and has been supplied with any and all information requested;

(l)                                     Shareholder agrees to indemnify and save harmless the Holding Company, its officers, directors, agents and employees from any and all liabilities, claims, demands, suits or proceedings arising out of any breach or alleged breach of any of the foregoing representations, agreements and warranties; and

(m)                               Shareholder hereby waives any and all claims, liabilities, damages, losses, actions and causes of action arising out of any failure to comply with filing or other requirements in connection with the issuance of the shares of the Holding Company to the Shareholders, including, but not limited to any such requirements under federal securities laws and state “blue sky” laws.

3.                                       Plan of Reorganization. The Shareholders and the Holding Company agree and acknowledge that subsequent to the transfer of the Shares and Interests to the Holding Company in exchange for shares of the Holding Company, the Holding Company shall become the sole shareholder of each of the Corporations, and the Merging Corporations shall be merged into the Subsidiary, a wholly owned subsidiary of the Holding Company. The Subsidiary shall be formed by merging the Merging Corporations, other than Katin Dosoretz Radiation Therapy Associates, Inc. (“Katin Dosoretz”), into Katin Dosoretz, with Katin Dosoretz concurrently amending its Articles of Incorporation to change its name to 21st Century Oncology, Inc. (“21st Century”), and with 21st Century as the Subsidiary. The merger shall be accomplished by the adoption of a Plan of Merger by the Holding Company’s Board of Directors, pursuant to Section 607.1104 of the Florida

Statutes, and Articles of Merger shall be executed by an officer of the Corporations and filed with the Florida Secretary of State, pursuant to Section 607.1105 of the Florida Statutes, effective on even date herewith. The Shareholders hereby agree to obtain any and all consents necessary to effectuate the Plan of Reorganization described in this Section from lenders, lessors and other third parties. The Corporations set forth on Exhibit B (the “Other Corporations”) shall not be merged into 21st Century but shall become additional subsidiaries of the Holding Company as a result of paragraph 1 of this Agreement.

4.                                                 Contribution to Capital. The Holding Company shall transfer all of the assets of the Partnerships and of RTA to the Subsidiary as a contribution to capital. ‘

5.                                                 Execution of Deeds by the Partnerships. The effect of this Agreement is to transfer all real property, including all fixtures, owned by the Partnerships and RTA prior to this Agreement (the “Real Property”) first to the Holding Company (pursuant to paragraph 1) and then to the Subsidiary (pursuant to paragraph 4). The Shareholders, on even date herewith and prior to the dissolution of the Partnerships and RTA, in consideration for the issuance of the shares of the Holding Company and in conjunction with the transfer of the Shares and Interests to the Holding Company, shall cause the Partnerships and RTA to convey by Warranty Deed, in fee simple, the Real Property to the Subsidiary.

6.                                                 Transfer of Trade Names. The Subsidiary shall take any and all steps necessary to maintain the trade names of the Corporations for use by the Subsidiary. The Shareholders, in conjunction with the Plan of Reorganization described herein, shall execute any and all documents necessary to transfer all of the trade names used or owned by the Corporations to the Surviving Entity.

7.                                              Severability. If any term, provision, covenant, or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the terms, provisions, covenants, and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired, or invalidated.

8.                                                 Governing Law. This Agreement shall be governed by the internal substantive laws of the State of Florida without regard to conflicts of laws principles.

9.                                                 Entire Agreement. This Agreement, all Exhibits hereto and all certificates and other instruments delivered in connection herewith constitute the entire agreement among the parties and supersede all prior and contemporaneous oral and written representations, agreements, and undertakings among the parties hereto with respect to the subject matter hereof.

10.                                           Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

11.                                           Captions. The captions in this Agreement are for convenience of reference only and shall not be given any effect in the interpretation of this Agreement.

12.                                           No Waiver. The failure of a party to insist upon strict adherence to any obligation of this Agreement shall not be considered a waiver or deprive that party of the right thereafter to insist upon adherence to that term or any other term of this Agreement. Any waiver must be in writing.

13.                                           Assignment. No party may assign its rights and obligations under this Agreement without obtaining the prior written consent of the other parties (which consent may be withheld by such parties in their sole and absolute discretion).

14.                                           Agreement Binding on Heirs and Assigns. The provisions of this Agreement shall inure to the benefit of and bind the executors, heirs, successors and assigns of Seller and Buyers.

The undersigned have executed this Agreement as of the date first above written.

RADIATION THERAPY REGIONAL CENTERS, INC.

	By:	/s/ [ILLEGIBLE]
	Name:	[ILLEGIBLE]
	Title:	Asst Secretary

/s/ Daniel E. Dosoretz	/s/ Peter H. Blitzer
Daniel E. Dosoretz, M.D.	Peter H. Blitzer, M.D.

/s/ Michael J. Katin	/s/ James H. Rubenstein
Michael J. Katin, M.D.	James H. Rubenstein, M.D.

/s/ Howard M. Sheridan	/s/ Graciela R. Garton
Howard M. Sheridan, M.D.	Graciela R. Garton, M.D.

EXHIBIT A: MERGING CORPORATIONS

1.                                       Boca Raton Radiation Therapy Regional Center, Inc

2.                                       Central Radiation Therapy Institute, Inc.

3.                                       Charlotte County Radiation Therapy Regional Center, Inc.

4.                                       Collier Radiation Therapy Regional Center, Inc.

5.                                       Coral Springs Radiation Therapy Regional Center, Inc.

6.                                       Englewood Radiation Therapy Regional Center, Inc.

7.                                       Hollywood Radiation Associates, Inc.

8.                                       J.S.P. Radiation Therapy, Inc.

9.                                       Katin Dosoretz Radiation Therapy Associates, Inc.

10.                                 M.L.F. Radiation Therapy, Inc.

11.                                 Medical Center Radiation Therapy Regional Center, Inc.

12.                                 P.T. Radiation Therapy, Inc.

13.                                 Palm Beach Radiation Therapy Regional Center, Inc.

14.                                 Palmetto Radiation Therapy Associates, Inc.

15.                                 S.M.A. Radiation Therapy, Inc.

16.                                 Sarasota Radiation Therapy Regional Center, Inc.

17.                                 Southeast Florida Radiation Therapy Regional Center, Inc.

18.                                 U.A. Radiation Therapy, Inc.

19.                                 West Boca Radiation Associates, Inc.

EXHIBIT B: OTHER CORPORATIONS

1.                                       Financial Services of Southwest Florida, Inc.

2.                                       Radiation Therapy School for Radiation Therapy Technology, Inc.

3.                                       Radiation Therapy Services, Inc.

4.                                       Southwest Florida Equipment, Inc.

EXHIBIT C: PARTNERSHIPS

1.                                       Arcadia Radiation Associates

2.                                       ARJO Properties

3.                                       Cape Coral Radiation Associates

4.                                       Englewood Radiation Associates

5.                                       Lakes Park Associates

6.                                       Lehigh Radiation Associates

7.                                       Metro Radiation Associates

8.                                       Naples Radiation Associates

9.                                       Punta Gorda Building Associates

10.                                 Radiation Billing Associates

11.                                 Sarasota Radiation Associates

EXHIBIT D: SHARES OWNED AND PARTNERSHIP INTERESTS

	Howard Sheridan		Daniel Doeoretz		Peter Blitzer		Michael Katin		James Rubenstein
COMPANY NAME	Shares Owned	% int.	Shares Owned	% int.	Shares Owned	% int.	Shares Owned	% int.	Shares Owned	% int.
Corporations

Boca Raton Radiation Therapy Regional Center Inc.	100	20	100	20	100	20	100	20	100	20
Central Radiation Therapy Institute, Inc.	20	20	20	20	20	20	20	20	20	20
Charlotte County Radiation Therapy Regional Center, Inc.	500	50	475	47.5	0	0	25	2.5	0	0
Collier Radiation Therapy Regional Center, Inc.	20	20	20	20	20	20	20	20	20	20
Coral Springs Radiation Therapy Regional Center, Inc.	100	20	100	20	100	20	100	20	100	20
Englewood Radiation Therapy Regional Center, Inc.	22.5	22.5	22.5	22.5	22.5	22.5	22.5	22.5	10	10
Financial Services of Southwest Florida, Inc.	100	20	100	20	100	20	100	20	100	20
Hollywood Radiation Associates, Inc.	20	20	20	20	20	20	20	20	20	20
J.S.P. Radiation Therapy, Inc.	0	0	0	0	0	0	0	0	100	100
Katin Doeoretz Radiation Therapy Associates, Inc.,	125	20.833	125	20.833	125	20.833	125	20.833	100	16.667
M.L.F. Radiation Therapy , Inc.	0	0	100	100	0	0	0	0	0	0
Medical Center Radiation Therapy Regional Center, Inc.	100	20	100	20	100	20	100	20	100	20
P.T. Radiation Therapy, Inc.	0	0	0	0	100	100	0	0	0	0
Palm Beach Radiation Therapy Regional Center, Inc. *	20	16.667	20	16.667	20	16.667	20	16.667	20	16.667
Palmetto Radiation Therapy Associates, Inc.	100	20	100	20	100	20	100	20	100	20
Radiation Therapy School for Radiation Therapy Technology, Inc.	20	20	20	20	20	20	20	20	20	20
Radiation Therapy Services, Inc.	100	20	100	20	100	20	100	20	100	20
S.M.A. Radiation Therapy, Inc.	0	0	0	0	0	0	100	100	0	0
Sarasota Radiation Therapy Regional Center, Inc. *	100	16.667	100	16.667	100	16.667	100	16.667	100	16.667
Southeast Florida Radiation Therapy Regional Center, Inc.	20	20	20	20	20	20	20	20	20	20
Southwest Florida Equipment, Inc.	20	20	20	20	20	20	20	20	20	20
U.A. Radiation Therapy, Inc.	100	100	0	0	0	0	0	0	0	0
West Boca Radiation Associates, Inc.	20	20	20	20	20	20	20	20	20	20

* Additional Shareholder:       Graciela Garton, M.D. 100 shares (16.667%)

COMPANY NAME	Howard Sheridan % int.	Daniel Dosoretz % int.	Peter Blitzer % int.	Michael Katin % int.	James Rubenstein % int.
Partnerships
Arcadia Radiation Associates	20	20	20	20	20
ARJO Properties	44.98	38.32	7.16	9.54	0
Cape Coral Radiation Associates	4.58	32.35	21.56	32.35	0
Englewood Radiation Associates	22.5	22.5	22.5	22.5	10
Lakes Park Associates	30	30	10	30	0
Lehigh Radiation Associates	20	20	20	20	20
Metro Radiation Associates	20	20	20	20	20
Naples Radiation Associates	20	20	20	20	20
Punta Gorda Building Associates	22.5	22.5	22.5	22.5	10
Radiation Billing Associates	20	20	20	20	20
RTA Enterprises Limited Partnership(1)
Sarasota Radiation Associates	20	20	20	20	20

(1)	General Partners: J.S.P. Radiation Therapy, Inc., M.L.F. Radiation Therapy, Inc., P.T. Radiation Therapy, Inc., S.M.A. Radiation Therapy, Inc., U.A. Radiation Therapy, Inc. (each with 1.22%)

Limited Partners: Sheridan, Dosoretz, Blitzer, Katin, and Rubenstein (each with 19.878%)

FLORIDA DEPARTMENT OF STATE
Sandra B. Mortham

Secretary of State

August 1, 1997

CSC

CARINA

TALLAHASSEE, FL

Re: Document Number H36131

The Articles of Merger were filed July 31, 1997, for KATIN, DOSORETZ RADIATION THERAPY ASSOCIATES, INC., the surviving Florida corporation.

Should you have any further questions concerning this matter, please feel free to call (850) 487-6050, the Amendment Filing Section.

Joy Moon-French Corporate Specialist
Division of Corporations	Letter Number: 097A00039274

Division of Corporations - P.O. Box 6327 - Tallahassee, Florida 32314

FOX AND ELLIS Attorneys at Law

Morris B. Fox Stephen D. Ellis	4020 Del Prado Blvd. S. Suite A-1 Cape Coral, FL 33904
	Phone	(941) 542-1412
	FAX	(941) 542-6436

September 12, 1997

Clerk of Sarasota County Court

Recording Department

2000 Main Street

Sarasota, Fl 34230

Dear Sir:

Re:      21st Century Oncology merger

Enclosed please find original Affidavit of Merger, with copy of Articles of Merger and Plan for Merger attached, and our check for $28.50.

Please file the same and return to us as soon as possible. Thank you.

A self-addressed stamped envelope is enclosed for your convenience.

Very truly yours,

/s/ Morris B. Fox
MORRIS B. FOX
MBF:MO
Enc.

FOX AND ELLIS Attorneys at Law

Morris B. Fox Stephen D. Ellis	4020 Del Prado Blvd. S. Suite A-1 Cape Coral, FL 33904
	Phone	(941) 542-1412
	FAX	(941) 542-6436

September 12, 1997

Clerk of DeSoto County Court
Recording Department

208 East Cypress Street

Arcadia, Fl 33821

Dear Sir:

Re:      21st Century Oncology merger

Enclosed please find original Affidavit of Merger, with copy of Articles of Merger and Plan for Merger attached, and our check for $28.50.

Please file the same and return to us as soon as possible. Thank you.

A self-addressed stamped envelope is enclosed for your convenience.

Very truly yours,

/s/ Morris B. Fox
MORRIS B. FOX
MBF:MO
Enc.

FOX AND ELLIS Attorneys at Law

Morris B. Fox Stephen D. Ellis	4020 Del Prado Blvd. S. Suite A-1 Cape Coral, FL 33904
	Phone	(941) 542-1412
	FAX	(941) 542-6436

September 15, 1997

Palm Beach County Court
300 North Dixie Highway
West Palm Beach, Fl 33402

Att:      Clerk, Recording Department

Dear Sir:

Enclosed please find original Affidavit of Merger, with copy of Articles of Merger and Plan of Merger attached, and our check for $28.50.

Please file the same and return to us as soon as possible. Thank you.

A self-addressed stamped envelope is enclosed for your convenience.

Very truly yours,

/s/ Morris B. Fox
MORRIS B. FOX
MBF:MO
Enc.

FOX AND ELLIS Attorneys at Law

Morris B. Fox Stephen D. Ellis	4020 Del Prado Blvd. S. Suite A-1 Cape Coral, FL 33904
	Phone	(941) 542-1412
	FAX	(941) 542-6436

September 15, 1997

Clerk of DadeCounty

73 W.Flagler Street,Room 242
Dade County Courthouse

Miami, Fl 33130

Att:        Recording Department

Dear Sir:

Enclosed please find original Affidavit of Merger, with copy of Articles of Merger and Plan of Merger attached, and our check for $28.50.

Please file the same and return to us as soon as possible. Thank you.

A self-addressed stamped envelope is enclosed for your convenience.

Very truly yours,

/s/ Morris B. Fox
MORRIS B. FOX
MBF:MO
Enc.

FOX AND ELLIS Attorneys at Law

Morris B. Fox Stephen D. Ellis	4020 Del Prado Blvd. S. Suite A-1 Cape Coral, FL 33904
	Phone	(941) 542-1412
	FAX	(941) 542-6436

September 12, 1997

Clerk of Lee County Court
Recording Department
1700 Monroe Street
Fort Myers, Fl 33901

Dear Sir:

Re:        21st Century Oncology merger

Enclosed please find original Affidavit of Merger, with copy of Articles of Merger and Plan for Merger attached, and our check for $28.50.

Please file the same and return to us as soon as possible. Thank you.

A self-addressed stamped envelope is enclosed for your convenience.

Very truly yours,

/s/ Morris B. Fox
MORRIS B. FOX
MBF:MO
Enc.

FOX AND ELLIS Attorneys at Law

Morris B. Fox Stephen D. Ellis	4020 Del Prado Blvd. S. Suite A-1 Cape Coral, FL 33904
	Phone	(941) 542-1412
	FAX	(941) 542-6436

September 12, 1997

Clerk of Collier County Court
Recording Department
3301 Tamiami Trail East
Naples, FL 33941

Dear Sir:

Re:       21st Century Oncology merger

Enclosed please find original Affidavit of Merger, with copy of Articles of Merger and Plan for Merger attached, and our check for $28.50.

Please file the same and return to us as soon as possible. Thank you.

A self-addressed stamped envelope is enclosed for your convenience.

Very truly yours,

/s/ Morris B. Fox
MORRIS B. FOX
MBF:MO
Enc.

FOX AND ELLIS Attorneys at Law

Morris B. Fox Stephen D. Ellis	4020 Del Prado Blvd. S. Suite A-1 Cape Coral, FL 33904
	Phone	(941) 542-1412
	FAX	(941) 542-6436

September 12, 1997

Clerk of Charlotte County Court
116 W. Olympia Avenue

Punta Gorda, FL 33950

Recording Department

Dear Sir:

Re:      21st Century Oncology merger

Enclosed please find original Affidavit of Merger, with copy of Articles of Merger and Plan for Merger attached, and our check for $28.50.

Please file the same and return to us as soon as possible. Thank you.

A self-addressed stamped envelope is enclosed for your convenience.

Very truly yours,

/s/ Morris B. Fox
MORRIS B. FOX
MBF:MO
Enc.

PLAN OF MERGER

OF

BOCA RATON RADIATION THERAPY REGIONAL CENTER, INC.
CENTRAL RADIATION THERAPY INSTITUTE, INC.
CHARLOTTE, COUNTY RADIATION THERAPY REGIONAL CENTER, INC.
COLLIER RADIATION THERAPY REGIONAL CENTER, INC.
CORAL SPRINGS RADIATION THERAPY REGIONAL CENTER, INC.
ENGLEWOOD RADIATION THERAPY REGIONAL CENTER, INC.
HOLLYWOOD RADIATION ASSOCIATES, INC.
J.S.P. RADIATION THERAPY, INC.
M.L.F. RADIATION THERAPY, INC.
MEDICAL CENTER RADIATION THERAPY REGIONAL CENTER, INC.
P. T. RADIATION THERAPY, INC.
PALM BEACH RADIATION THERAPY REGIONAL CENTER, INC.
PALMETTO RADIATION THERAPY ASSOCIATES, INC.
S.M.A. RADIATION THERAPY, INC.
SARASOTA RADIATION THERAPY REGIONAL CENTER, INC.
SOUTHEAST FLORIDA RADIATION THERAPY REGIONAL CENTER, INC.
U.A. RADIATION THERAPY, INC.
WEST BOCA RADIATION ASSOCIATES, INC.
(hereinafter collectively referred to as the “Corporations”)

AND

KATIN, DOSORETZ RADIATION THERAPY ASSOCIATES, INC.

(hereinafter referred to as “Katin Dosoretz”)

1.                                       The Corporations shall be merged with and into Katin Dosoretz as of the date this Plan of Merger is adopted.

2.                                       Katin Dosoretz will continue its existence as the surviving corporation under the name 21st Century Oncology, Inc. (the “Survivor”), pursuant to the provisions of the Florida Business Corporation Act.

3.                                       The Articles of Incorporation attached hereto as Exhibit A shall be the Articles of Incorporation of Survivor and said Articles of Incorporation shall continue in full force and effect until further amended and changed in the manner prescribed by the provisions of the Florida Business Corporation Act.

4.                                       The bylaws attached hereto as Exhibit B shall become the bylaws of Survivor (the “Bylaws”) and will continue in full force and effect until changed, altered, or amended as therein provided and in the manner prescribed by the provisions of the Florida Business Corporation Act.

5.                                       The directors and officers in office of Katin Dosoretz at the effective time and date of the merger shall be the members of the first Board of Directors and the first officers of Survivor, all of whom shall hold their respective offices until the election and qualification of their successors or until their tenure is otherwise terminated in accordance with the Bylaws.

6.                                       For purposes of this merger, the issued shares of Survivor shall not be converted or exchanged in any manner, but each said share which is issued at the effective time and date of the merger shall continue to represent one issued share of Survivor.

7.                                       The shares of the Corporations shall be retired, and new shares of Survivor shall not be issued, as Radiation Therapy Regional Centers, Inc. is the sole shareholder of the Corporations and Katin Dosoretz and will be the sole shareholder of Survivor after the merger.

8.                                       The Board of Directors and the proper officers of the Corporations, Katin Dosoretz and Survivor, respectively, are hereby authorized, empowered, and directed to do any and all acts and things, and to make, execute, deliver, file, and/or record any and all instruments, papers, and documents which shall be or become necessary, proper, or convenient to carry out or put into effect any of the provisions of this Plan of Merger or of the merger herein provided for.

4

Exhibit A

ARTICLES OF INCORPORATION

OF

21ST CENTURY ONCOLOGY, INC.

I. NAME OF CORPORATION

The name of this Corporation shall be 21ST CENTURY ONCOLOGY, INC. The principal mailing address of the Corporation is 1850 Boyscout Drive, Suite A102, Fort Myers, Florida 33907.

II. PURPOSES

The purposes for which the Corporation is formed are to engage in any lawful act or activity for which Corporations may be formed under Florida General Corporation Law, Title XXXVI, Chapter 607, or any successor thereto.

III. CAPITAL STOCK

A.                                        The maximum number of shares of stock that the Corporation is authorized to have outstanding at any time shall be 1,000 shares of common stock at $1.00 per share par value.

B.                                          The consideration to be paid for each share shall be payable in lawful money or property, labor or services.

IV. DURATION

The Corporation shall have perpetual existence.

V. REGISTERED AGENT

The address of the Corporation’s registered office is 1850 Boyscout Drive, Suite A102, Fort Myers, Florida 33907 and its registered agent at said address is G. David Schiering.

VI. INCORPORATOR

The name and address of the Incorporator is as follows:

Michael A. Kyle, M.D.

3680 Broadway

Fort Myers, Florida 33901

VII. INFORMAL SHAREHOLDER ACTION

Any action of the Shareholders may be taken without a meeting if consent in writing setting forth the action so taken shall be signed by all the Shareholders entitled to vote upon such action at a meeting and filed with the Secretary of the Corporation as part of the corporate records.

VIII. INFORMAL DIRECTOR ACTION

If all of the directors severally or collectively consent in writing to any action taken or to be taken by the Corporation, and the writings evidencing their consent are filed with the Secretary of the Corporation, the action shall be as valid as though it had been authorized at a meeting of the Board of Directors.

IX. INDEMNIFICATION

The Corporation shall indemnify any officer or director, or any former officer or director, to the full extent permitted by law.

X. BYLAW AMENDMENT

The power to adopt, alter, amend or repeal the bylaws of this Corporation shall be vested in the Board of Directors and Stockholders provided that such amendment be in compliance with the laws of Florida, governing a general business corporation.

3

09/05/97		CORPORATE DETAIL RECORD SCREEN		12:10 PM

NUM: H36131		ST: FL ACTIVE/FL PROFIT	FLD: 12/31/1984	PFF: 01/03/1985
LAST: CORPORATE MERGER NAME CHANGE S9-2485899			FLD: 07/31/1997
NAME	:	21 ST CENTURY ONCOLOGY, INC.
NH: 2
PRINCIPAL	:	1850 BOYSCOUT DRIVE	CHANGED: 04/27/97
ADDRESS		SUITE A102
FT. MYERS, FL 33907

MAILING	:	1830 BOYSCOUT DR.	CHANGED: [ILLEGIBLE]
ADDRESS		SUITE A102
FT. MYERS, FL 33907 US

RA NAME	:	SCHIERINE G. DAVID	NAME CHG: [ILLEGIBLE]
RA ADDR	:	1860 BOYSCOUT DRIVE	ADDR CHG: 04/07/97
SUITE A102
FT. MYERS, FL 33907 US
ANN REP	:	(1995) BY 05/01/95 (1996) B 05/01/96 (1997) B 05/08/97

1.  MENU,    3.  OFFICERS,    4.  EVENTS,    6.  NAMES,    7.  LIST,    8.  NEXT,    9.  PREV

ENTER SELECTION AND CR:

03/05/97	OFFICER/DIRECTOR DETAIL SCREEN	12:10 PM
CORP NUMBER: H36251	CORP NAME : 21ST CENTURY ONCOLOGY, INC.

TITLE : TD	NAME: RUSENSTEIN, JAMES H MD
1850 BOY SCOUT DR STE 102
FT MYERS, FL
TITLE : SD	NAME: BLITZER, PETER H MD
1850 BOY SCOUT DR STE 102
FT MYERS, FL
TITLE : YD	NAME: KATIN, MICHEAL J MD
1850 BOY SCOUT DR STE 102
FT MYERS, FL
TITLE : FD	NAME: DOSOREIZ, DANIEL E MD
1850 BOY SCOUT DR STE 102
FT MYERS, FL

+  NEXT,    -  PREV,    1.  MENU,    2.  FILING,    3.  TOP,    4.  EVENTS,    5.  NAMES

7.  LIST,    9.  NEXT BY LIST,    9.  PREV BY LIST

ENTER SECTION ON AND CR:

09/05/97	EVEN: DETAIL SCREEN	12:10 PM
CORP NUMBER: H35132		CORP STATUS: ACTIVE
FILED DATE : 17/31/1984		EFFT DATE: 01/01/1985
CORP NAME : 21ST CENTURY ONCOLOGY INC.

EVENT TYPE	FILED DATE	EFFECTIVE DATE	DESCRIPTION
CORPORATE MERGER NAME CHANGE	07/31/1997		OLD NAME WAS : KATIN. [ILLEGIBLE] RADIATION THERAPY ASSOCIATES, INC.

CORPORATE MERGER	07/31/1997		MERGING: L35162 RS6000066113 F96000092333 L35133 P34000056663 P98900048237 L35168 F97000016700 MERGER CONT/O, NEXT EVENT THIS DATE (1[ILLEGIBLE] CORPS. INTO H36131) MERGED INTO: H3613

I certify from the records of this office that Articles of Merger were filed on July 31, 1997 merging BOCA RATON RADIATION THERAPY REGIONAL CENTER, INC., CENTRAL RADIATION THERAPY INSTITUTE, INC., CHARLOTTE COUNTY RADIATION THERAPY REGIONAL CENTER, INC., COLLIER RADIATION THERAPY REGIONAL CENTER, INC., CORAL SPRINGS RADIATION THERAPY REGIONAL CENTER, INC., ENGLEWOOD RADIATION THERAPY REGIONAL CENTER, INC., HOLLYWOOD RADIATION ASSOCIATES, INC., J.S.P. RADIATION THERAPY, INC., and M.L.F. RADIATION THERAPY, INC., all Florida corporations into KATIN, DOSORETZ RADIATION THERAPY ASSOCIATES, INC., which simultaneously changed its name to 21ST CENTURY ONCOLOGY, INC., the surviving Florida corporation.

The document number of the surviving corporation is H36131.

I further certify that said surviving corporation has paid all fees and penalties due this office through December 31, 1997, that its most recent annual report was filed on May 8, 1997, and its status is active.

I further certify that said corporation has not filed Articles of Dissolution.

Given under my hand and the Great Seal of the State of Florida at Tallahassee, the Capitol, this the Third day of September, 1997
/s/ Sandra B. Mortham
CR2EO22 (2-95)	Sandra B. Mortham
Secretary of State

FLORIDA DEPARTMENT OF STATE
Sandra B. Mortham

Secretary of State

September 9, 1997

CSC

CARINA L. DUNLAP

TALLAHASSEE, FL

Re: Document Number H36131

The Articles of Merger were filed August 29, 1997, for 21ST CENTURY ONCOLOGY, INC., the surviving Florida corporation.

Should you have any further questions concerning this matter, please feel free to call (850) 487-6050, the Amendment Filing Section.

Karen Gibson
Corporate Specialist
Division of Corporations	Letter Number: 897A00044764

Division of Corporations - P.O. Box 6327 - Tallahassee, Florida 32314

FILED

97 AUG 29 AM 10:01

SECRETARY OF STATE

TALLAHASSEE, FLORIDA

ARTICLES OF MERGER

OF

ASSOCIATES IN RADIATION MEDICINE, INC.

SOUTHWEST FLORIDA EQUIPMENT, INC.

(hereinafter collectively referred to as the “Corporation”)

AND

21ST CENTURY ONCOLOGY, INC.
(hereinafter referred to as “21st Century”)

To the Secretary of State

State of Florida

Pursuant to Section 607.1105 of the Florida Business Corporation Act, the domestic corporations herein named do hereby adopt the following Articles of Merger:

1.                                       Attached hereto is the Plan of Merger for merging the Corporations with and into 21st Century as approved and adopted on August 29 1997 by the Board of Directors of Radiation Therapy Regional Centers, Inc., the sole shareholder of the Corporations and 21st Century.

2.                                       The effective time and date of the merger herein shall be 5:00 p.m. as of August 31, 1997.

3.                                       21st Century will continue its existence as the surviving corporation under the name 21st Century Oncology, Inc. pursuant to the provisions of the Florida Business Corporation Act.

4.                                       Shareholder approval was not required for this merger, pursuant to Section 607.1104 of the Florida Business Corporation Act, as Radiation Therapy Regional Centers, Inc. is the sole shareholder of the Corporations and 21st Century.

Dated: August 29, 1997.

21ST CENTURY ONCOLOGY, INC.		ASSOCIATES IN RADIATION MEDICINE, INC. SOUTHWEST FLORIDA EQUIPMENT, INC.

By:	/s/ Daniel E. Dosoretz	By:	/s/ Daniel E. Dosoretz
Name: Daniel E. Dosoretz, M.D.		Name: Daniel E. Dosoretz, M.D.
Title: President		Title: President (of both Corporations)

PLAN OF MERGER

OF

ASSOCIATES IN RADIATION MEDICINE, INC.
SOUTHWEST FLORIDA EQUIPMENT, INC.
(hereinafter collectively referred to as the “Corporations”)

AND

21ST CENTURY ONCOLOGY, INC.
(hereinafter referred to as “Survivor”)

1.              The Corporations shall be merged with and into Survivor as of the date this Plan of Merger is adopted.

2.              Survivor will continue its existence as the surviving corporation under the name 21st Century Oncology, Inc., pursuant to the provisions of the Florida Business Corporation Act.

3.              The Articles of Incorporation and Bylaws of Survivor shall continue in full force and effect until further amended and changed in the manner prescribed by the provisions of the Florida Business Corporation Act.

4.              The directors and officers in office of Survivor at the effective time and date of the merger shall be the members of the first Board of Directors and the first officers of Survivor, all of whom shall hold their respective offices until the election and qualification of their successors or until their tenure is otherwise terminated in accordance with the Bylaws.

5.              For purposes of this merger, the issued shares of Survivor shall not be converted or exchanged in any manner, but each said share which is issued at the effective time and date of the merger shall continue to represent one issued share of Survivor.

6.              The shares of the Corporations shall be retired, and new shares of Survivor shall not be issued, as Radiation Therapy Regional Centers, Inc. is the sole shareholder of the Corporations and Survivor and will be the sole shareholder of Survivor after the merger.

7.              The Board of Directors and the proper officers of the Corporations and Survivor, respectively, are hereby authorized, empowered, and directed to do any and all acts and things, and to make, execute, deliver, file, and/or record any and all instruments, papers, and documents which shall be or become necessary, proper, or convenient to carry out or put into effect any of the provisions of this Plan of Merger or of the merger herein provided for.

ARTICLES OF AMENDMENT
TO
ARTICLES OF INCORPORATION
OF
21st CENTURY ONCOLOGY, INC.

Pursuant to the provisions of Section 607.1006, Florida Statutes, this Florida profit corporation adopts the following articles of amendment to its Articles of Incorporation.

FIRST:                    Amendments adopted:

RESOLVED, that Article I of the Corporation’s Articles of Incorporation is hereby amended to read as follows:

The name of this Corporation shall be 21st CENTURY ONCOLOGY, INC.

The principal mailing address of the Corporation is 2234 Colonial Boulevard, Fort Myers, Florida 33907.

FURTHER RESOLVED, that Article V of the Corporation’s Articles of Incorporation is hereby amended to read as follows:

The address of the Corporation’s registered office is 2234 Colonial Boulevard, Fort Myers, Florida 33907 and its registered agent at said address is David M. Koeninger.

SECOND:               The amendments were adopted on February 1, 2000.

THIRD:                  The amendments were approved by the Shareholders and the Board of Directors. The number of votes cast for the amendments was sufficient for approval.

Signed this 1st day of February, 2000.

By:	/s/ [ILLEGIBLE]
Name:	[ILLEGIBLE]
Title:	Asst. Secretary

APPOINTMENT OF AGENT AND ACCEPTANCE

In compliance with Section 607.0501 of the Florida Statutes, the following is submitted:

First, that 21st Century Oncology, Inc., has named David M. Koeninger, at 2234 Colonial Boulevard, Fort Myers, Florida 33907, as its agent to accept service of process within Florida.

/s/ G. David Schiering
G. David Schiering
General Counsel and Assistant Secretary

Having been named to accept service of process for the above stated corporation, at the place designated in this certificate, I hereby acknowledge that I am familiar with and accept the obligations of this position, and I further agree to comply with the provisions of all statutes relative to the proper and complete performance of my duties.

/s/ David M. Koeninger
David M. Koeninger

February 1, 2000

FLORIDA DEPARTMENT OF STATE

Glenda E. Hood
Secretary of State

May 17, 2005

21ST CENTURY ONCOLOGY, INC.
2234 COLONIAL BLVD

BOX 12

FORT MYERS, FL 33908 US

SUBJECT: 21ST CENTURY ONCOLOGY, INC.
DOCUMENT NUMBER: H36131

In compliance with the request on your 2005 Annual Report/Uniform Business Report, the certificate of status for the subject corporation is enclosed.

Should you have any questions regarding this matter, please telephone (850) 488-9000.

Division of Corporations

Division of Corporations - P.O. BOX 1500 - Tallahassee, Florida 32302

I certify from the records of this office that 21ST CENTURY ONCOLOGY, INC. is a corporation organized under the laws of the State of Florida, filed on December 31, 1984, effective January 1, 1985.

The document number of this corporation is H36131.

I further certify that said corporation has paid all fees due this office through December 31, 2005, that its most recent annual report/uniform business report was filed on May 2, 2005, and its status is active.

I further certify that said corporation has not filed Articles of Dissolution.

[ILLEGIBLE]
/s/ Glenda E. Hood
CR2EO22 (2-03)	Glenda E. Hood
Secretary of State